June __, 1995



Pilgrim America Investments, Inc.
10100 Santa Monica Boulevard
Los Angeles, California  90067

Dear Sirs:

         Pilgrim America Masters Series, Inc. hereby accepts your offer to purchase shares of Pilgrim America Masters Asia-Pacific Equity Fund, Pilgrim America Masters MidCap Value Fund, and Pilgrim America Masters LargeCap Value Fund (each a "Fund" and, collectively, the "Funds") in the following amounts for an aggregate purchase price of $100,000:

                                                                                  Number
                                                                  Price         of Shares             Dollar
                          Name of Fund                          per Share       Purchased        Amount Purchased

         Pilgrim America Masters Asia-Pacific Equity Fund
                  Class A                                         $10.00        3,200.00            $32,000.00
                  Class B                                         $10.00          100.00            $ 1,000.00
                  Class M                                         $10.00          100.00            $ 1,000.00
         Pilgrim America Masters MidCap Value Fund
                  Class A                                         $10.00        3,100.00            $31,000.00
                  Class B                                         $10.00          100.00            $ 1,000.00
                  Class M                                         $10.00          100.00            $ 1,000.00
         Pilgrim America Masters LargeCap Value Fund
                  Class A                                         $10.00        3,100.00            $31,000.00
                  Class B                                         $10.00          100.00            $ 1,000.00
                  Class M                                         $10.00          100.00            $ 1,000.00

         Total:                                                                                                    $100,000.00


This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

         Any redemption of shares of a Fund by you will be reduced by a pro rata portion of any then unamortized organization expenses of the Fund. This proration will be calculated by dividing the number

Pilgrim America Investments, Inc.
June __, 1995
Page 2

of shares to be redeemed by the aggregate number of shares held which represent the initial capital of the Fund.

                                   Sincerely,



                                   -----------------------------------

Accepted:



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